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                                                                    Exhibit 23.7

                         CONSENT OF ALLIANT PARTNERS

     We hereby consent to the inclusion in this Registration Statement on Form S-4 for PlanetCAD Inc. dated May 30, 2002 of our name and summary of and references to our fairness opinion rendered to the Board of Directors of PlanetCAD Inc. on May 1, 2002 in the sections titled "Summary," "The Merger - Background of the Merger" and "Opinion of PlanetCAD's Financial Advisor" and the inclusion of our fairness opinion letter, which is attached as Annex E to the Registration Statement.

Palo Alto, California
May 30, 2002

                                        /s/ Alliant Partners

                                        ALLIANT PARTNERS